EXHIBIT 99.1

Arbutus Consolidates HBV Business Around Warminster, PA Site

VANCOUVER, British Columbia and WARMINSTER, Pa., Feb. 08, 2018 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading Hepatitis B Virus (HBV) therapeutic solutions company, today announced a site consolidation and organizational restructuring to better align its HBV business in Warminster, PA. These organizational changes are expected to result in increased efficiency, a more flexible variable cost structure, and additional preservation of the Company’s cash reserves. The Company’s Lipid Nanoparticle (LNP) technology group will remain intact.

To achieve this alignment, Arbutus will reduce its global workforce by approximately 31 percent and plans to close its Burnaby facility. The Company will incur restructuring costs related to one-time employee termination benefits, employee relocation costs, and site closure costs currently estimated to be $5.0 million, which will be primarily paid in cash in the second quarter of 2018.

“We have chosen to consolidate our business around Warminster PA, the center of our HBV discovery activities, thereby maximizing our focus on our mission to cure chronic HBV. As a result, some very talented and committed people will leave our organization and we thank them for their efforts,” said Dr. Mark J Murray Ph.D., Arbutus’ President and CEO. “Arbutus has a broad pipeline of HBV assets and a strong balance sheet and we are committed to leading the field to an HBV cure.”

About Arbutus Biopharma

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing, and commercializing a cure for patients suffering from chronic HBV infection. For more information, please visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about a site consolidation and organizational restructuring; increased efficiency, a more flexible variable cost structure, and additional preservation of the Company’s cash reserves; the Company’s LNP technology group remaining intact; reducing the Company’s global workforce by approximately 31 percent and closing its Burnaby facility; restructuring costs estimated to be $5.0 million, to be primarily paid in cash in the second quarter of 2018; and discovering, developing and commercializing a cure for chronic hepatitis B virus (HBV) infection.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the cost, benefit, and scope of the site consolidation and organizational restructuring; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: the site consolidation and organizational restructuring may not occur at the anticipated cost or timeline, or at all; the Company may not experience the anticipated benefits of the restructuring to the extent expected, or at all; the Company’s LNP technology group may not remain intact; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information

Investors
Bruce Cousins
Executive Vice President and Chief Financial Officer
Phone: 604-419-3200
Email: bcousins@arbutusbio.com

Tiffany Tolmie
Manager, Investor Relations
Phone: 604-419-3200
Email: ttolmie@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858-717-2310
Email: david.schull@russopartnersllc.com